Exhibit 10.20

FUTURES SALES AND PURCHASE AGREEMENT

BETWEEN

Bitmain Technologies Limited
(“Bitmain”)

AND

FuFu Technology Limited
(“Purchaser”)

1.	Definitions and Interpretations	1
2.	Sales of Product(s)	3
3.	Prices and Terms of Payment	4
4.	Discount	5
5.	Shipping of Product(s)	7
6.	Customs	7
7.	Warranty	7
8.	Representations and Warranties	9
9.	Indemnification and Limitation of Liability	10
10.	Distribution	11
11.	Intellectual Property Rights	11
12.	Confidentiality and Communications	12
13.	Term of this Agreement	12
14.	Contact Information	14
15.	Compliance with Laws and Regulations	14
16.	Force Majeure	15
17.	Entire Agreement and Amendment	15
18.	Assignment	15
19.	Severability	15
20.	Personal Data	15
21.	Conflict with the Terms and Conditions	16
22.	Governing Law and Dispute Resolution	16
23.	Waiver	16
24.	Counterparts and Electronic Signatures	17
25.	Further Assurance	17
26.	Third Party Rights	17
27.	Liquidated Damages Not Penalty	17

i

This futures sale and purchase agreement (this “Agreement”) is made on 30 July 2021 by and between Bitmain Technologies Limited (“Bitmain”) (Company number: 2024301), with its registered office at Unit Al of Unit A, 11th Floor, Success Commercial Building, 245-251 Hennessy Road, Hong Kong, and FuFu Technology Limited (the “Purchaser”) (Company number: 2999288), with its principal place of business at Room 06, 13A/F., South Tower, World Finance Centre, Harbour City, 17 Canton Road, TST, Kln, HongKong.

Bitmain and the Purchaser shall hereinafter collectively be referred to as the “Parties”, and individually as a “Party”.

Whereas:

1.	Purchaser fully understands the market risks, the price-setting principles and the market fluctuations relating to the Products sold under this Agreement.

2.	Purchaser has purchased Products through the website of Bitmain (i.e., https://shop.bitmain.com/, similarly hereinafter) for many times, and is familiar with the purchase order processes of Bitmain’s website.

3.	Based on the above consensus, the Purchaser is willing to purchase and Bitmain is willing to supply cryptocurrency mining hardware and other equipment in accordance with the terms and conditions of this Agreement.

The Parties hereto agree as follows:

1. Definitions and Interpretations

The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person; “Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity (whether or not having separate legal personality); and “Control” means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, provided that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Applicable Law” means any treaty, law, decree, order, regulation, decision, statute, ordinance, rule, directive, code or other document that has legal force under any system of law, including, without limitation, local law, law of any other state or part thereof or international law, and which creates or purports to create any requirement or rule that may affect, restrict, prohibit or expressly allow the terms of this Agreement or any activity contemplated or carried out under this Agreement.

“Bank Account” means the bank account information of Bitmain provided in Appendix A of this Agreement.

“Force Majeure” means in respect of either Party, any event or occurrence whatsoever beyond the reasonable control of that Party, which delays, prevents or hinders that Party from performing any obligation imposed upon that Party under this Agreement, including to the extent such event or occurrence shall delay, prevent or hinder such Party from performing such obligation, war (declared or undeclared), terrorist activities, acts of sabotage, blockade, fire, lightning, acts of god, national strikes, riots, insurrections, civil commotions, quarantine restrictions, epidemics, earthquakes, landslides, avalanches, floods, hurricanes, explosions and regulatory and administrative or similar action or delays to take actions of any governmental authority.

“Insolvency Event” in the context of the Purchaser means any of the following events:

i)	a receiver, receiver and manager, judicial manager, official manager, trustee, administrator or similar official is appointed, or steps are taken for such appointment, over all or any part of the assets, equipment or undertaking of the Purchaser;

ii)	if the Purchaser stops or suspends payments to its creditors generally, is unable to or admits its inability to pay its debts as they fall due, seeks to enter into any composition or other arrangement with its creditors, is declared or becomes bankrupt or insolvent or enters into liquidation;

iii)	a petition is presented, a proceeding is commenced, an order is made or an effective resolution is passed or any other steps are taken by any person for the liquidation, winding up, insolvency, judicial management, administration, reorganisation, reconstruction, dissolution or bankruptcy of the Purchaser, otherwise than for the purpose of a bona fide scheme of solvent amalgamation or reconstruction; or

iv)	if any event, process or circumstance analogous or having a substantially similar effect to any of the above, in any applicable jurisdiction, commences or exists.

“Intellectual Property Rights” means any and all intellectual property rights, including but not limited to those concerning inventions, patents, utility models, registered designs and models, engineering or production materials, drawings, trademarks, service marks, domain names, applications for any of the foregoing (and the rights to apply for any of the foregoing), proprietary or business sensitive information and/or technical know-how, copyright, authorship, whether registered or not, and any neighbor rights.

“Order” means the Purchaser’s request to Bitmain for certain Product(s) in accordance with this Agreement.

“Product(s)” means the merchandise that Bitmain will provide to the Purchaser in accordance with this Agreement.

“Total Purchase Price” means the aggregate amount payable by the Purchaser as set out in Appendix A of this Agreement.

“Warranty Period” means the period of time that the Product(s) are covered by the warranty granted by Bitmain or its Affiliates in accordance with Clause 6 of this Agreement.

“Warranty Start Date” means the date on which the Product(s) are delivered to the carrier.

Interpretations:

i)	Words importing the singular include the plural and vice versa where the context so requires.

ii)	The headings in this Agreement are for convenience only and shall not be taken into consideration in the interpretation or construction of this Agreement.

iii)	References to Clauses and Appendix(es) are references to Clauses and Appendix(es) of this Agreement.

iv)	Unless specifically stated otherwise, all references to days shall mean calendar days.

v)	Any reference to a code, law, statute, statutory provision, statutory instrument, order, regulation or other instrument of similar effect shall include any re-enactment or amendment thereof for the time being in force.

2.	Sales of Product(s)

Bitmain will provide the Product(s) set forth in Appendix A (attached hereto as part of this Agreement) to the Purchaser in accordance with provisions of Clause 2, Clause 3, Clause 4, Clause 5 and Appendix A of this Agreement, and the Purchaser shall make payment in accordance with the terms specified in this Agreement.

2.1.	Both Parties agree that the Product(s) shall be sold in accordance with the following steps:

(i)	The Purchaser shall place Order through Bitmain’s website or through other methods accepted by Bitmain, and such Order shall constitute an irrevocable offer to purchase specific Product(s) from Bitmain.

(ii)	After receiving the Order, Bitmain will send an order receipt confirmation email to the Purchaser. The Purchaser’s Order will be valid for a period of twenty-four (24) hours after its placement, and upon expiration of such period, Bitmain will have the right to cancel the Order at its sole discretion if the Purchaser fails to pay the down payment in accordance with Appendix A of this Agreement.

(iii)	The Purchaser shall pay the Total Purchase Price in accordance with Appendix A of this Agreement.

(iv)	Upon receipt of the Total Purchase Price, Bitmain will provide a payment receipt to the Purchaser.

(v)	Bitmain will send a shipping confirmation to the Purchaser after it has delivered the Product(s) to the carrier, and the Order shall be deemed accepted by Bitmain upon Bitmain’s issuance of the shipping confirmation.

2.2.	Both Parties acknowledge and agree that the order receipt confirmation and the payment receipt shall not constitute nor be construed as Bitmain’s acceptance of the Purchaser’s Order, but mere acknowledgement of the receipt of the Order and the Total Purchase Price.

2.3.	Both Parties acknowledge and agree that in case of product unavailability, Bitmain shall have the right to cancel the Order after it has issued the order receipt confirmation, the payment receipt or the shipping confirmation without any penalty or liability.

2.4.	The Purchaser acknowledges and confirms that the Order is irrevocable and cannot be cancelled by the Purchaser, and that the Product(s) ordered are neither returnable nor refundable. All sums paid by the Purchaser to Bitmain shall not be subject to any abatement, set-off, claim, counterclaim, adjustment, reduction, or defense for any reason. Down payment and payment of Total Purchase Price are not refundable, save as otherwise mutually agreed by the Parties.

3.	Prices and Terms of Payment

3.1	The Total Purchase Price (inclusive of any tax payable) shall be paid in accordance with the payment schedule set forth in Appendix B of this Agreement.

3.2	In the event that the Purchaser fails to fully settle the respective percentage of the Total Purchase Price before the prescribed deadlines and fails to make a written request to Bitmain no less than 5 business days prior to the prescribed deadline and obtain Bitmain’s written consent, Bitmain shall be entitled to terminate this Agreement and the Purchase shall be liable for a reasonable liquidated damage (not a penalty) of [20]% of the purchase price of such batch of Products. If there are any remaining balance after deducting the liquidated damage, such remaining balance shall be refunded to the Purchase free of any interest. If the Purchaser fails to pay the down payment on a timely basis and Bitmain has arranged production or procurement, Bitmain shall be entitled to request the Purchaser to be responsible for the loss related to such production or procurement.

3.3	The Parties understand and agree that the applicable prices of the Product(s) are inclusive of applicable bank transaction fee, but are exclusive of any and all applicable import duties, taxes and governmental charges. The Purchaser shall pay or reimburse Bitmain for all taxes levied on or assessed against the amounts payable hereunder. If any payment is subject to withholding, the Purchaser shall pay such additional amounts as necessary, to ensure that Bitmain receives the full amount it would have received had payment not been subject to such withholding.

4.	Discount

4.1.	Discount amount.

4.1.1.	The Products under this Agreement consists of 12 batches and the discount amount of each batch shall be calculated separately.

4.1.2.	Bitmain may provide different discounts to the Purchaser based on the actual amount of the prepayment and the payment time.

Discount Amount = Amount of prepayment *1%*Number of months prepaid. The amount of prepayment shall be calculated at the end of each month. The number of months prepaid shall be calculated from the month of payment without counting the month of delivery. The prepayment date shall be the date as evidenced in the remittance copy of such payment. Discount amount shall be calculated when the respective amounts have been received by Bitmain in full according to the agreed payment schedule. Different clients may have different payment schedules. No discount amount shall be calculated on the remaining amount.

4.1.3.	If the Purchaser fails to make the payments on time, the discount applicable to such batch shall be cancelled.

4.2.	Application of discount amount.

The discount amount shall be applied in terms of the delivery of more rated hashrate, which shall be calculated with reference to the price/T of such batch of Products.

5.	Shipping of Product(s)

5.1.	Bitmain shall deliver the Products in accordance with the shipping schedule to the first carrier or the carrier designated by the Purchaser.

5.2.	Subject to the limitations stated in Appendix A, the terms of delivery of the Product(s) shall be CIP (carriage and insurance paid to (named place of destination) according to Incoterms 2010) to the place of delivery designated by the Purchaser. Once the Product(s) have been delivered to the carrier, Bitmain shall have fulfilled its obligation to supply the Product(s) to the Purchaser, and the title and risk of loss or damage to the Product(s) shall pass to the Purchaser.

In the event of any discrepancy between this Agreement and Bitmain’s cargo insurance policy regarding the insurance coverage, the then effective Bitmain cargo insurance policy shall prevail, and Bitmain shall be required to provide the then effective insurance coverage to the Purchaser.

5.3.	If Bitmain fails to deliver the Products after 30 days after the prescribed deadline, the Purchaser shall be entitled to cancel the Order of such batch of Products and request Bitmain to refund the price of such undelivered batch of Products together with an interest at 0.0333% per day for the period from the next day of the full payment of the price of such batch of Products to the date immediately prior to the request. In the event that the Purchaser does not cancel the Order of the undelivered batch of Products and requests Bitmain to perform its delivery obligation, Bitmain shall continue to perform its delivery obligation and compensate the Purchaser in accordance with Article 5.4 of this Agreement.

5.4.	If Bitmain postpones the shipping schedule of the Products and the Purchaser does not cancel the Order, Bitmain shall make a compensation to the Purchaser, the amount of which shall equal to 0.0333% of the price of such undelivered batch of Products, which compensation shall be made in the form of delivery of more rated hashrate. Amount less than one unit of Product shall be credited to the balance of the Purchaser in the user system on Bitmain’s official website, which shall be viewable by the Purchaser.

5.5.	There are 12 batches of Products under this Agreement and each batch shall constitute independent legal obligations of and shall be performed separately by the Parties. The delay of a particular batch shall not constitute waiver of the payment obligation of the Purchaser in respect of other batches. The Purchaser shall not be entitled to terminate this Agreement solely on the ground of delay of delivery of a single batch of Products.

5.6.	Logistics costs shall be borne by the Purchaser. Bitmain may collect payments on behalf of the service providers and issue service invoices.

5.7.	Bitmain shall not be responsible for any delivery delay caused by the Purchaser or any third party, including but not limited to the carrier, the customs, and the import brokers, nor shall it be liable for damages, whether direct, indirect, incidental, consequential, or otherwise, for any failure, delay or error in delivery of any Product(s) for any reason whatsoever.

5.8.	Bitmain shall not be responsible and the Purchaser shall be fully and exclusively responsible for any loss of Product(s), personal injury, property damage, other damage or liability caused by the Product(s) or the transportation of the Product(s) either to the Purchaser or any third party, or theft of the Product(s) during transportation from Bitmain to the Purchaser.

5.9.	Bitmain has the right to discontinue the sale of the Product(s) and to make changes to its Product(s) at any time, without prior approval from or notice to the Purchaser.

5.10.	If the Product(s) is rejected and/or returned back to Bitmain because of any reason and regardless of the cause of such delivery failure, the Purchaser shall be solely and exclusively liable for and shall defend, fully indemnify and hold harmless Bitmain against any and all related expenses, fees, charges and costs incurred, arising out of or incidental to such rejection and/or return (the “Return Expense”). Furthermore, if the Purchaser would like to ask for Bitmain’s assistance in redelivering such Product(s) or assist in any other manner, and if Bitmain at its sole discretion decides to provide this assistance, then in addition to the Return Expense, the Purchaser shall also pay Bitmain an administrative fee in accordance with Bitmain’s then applicable internal policy.

5.11.	If the Purchaser fails to provide Bitmain with the delivery place or the delivery place provided by the Purchaser is a false address or does not exist, any related costs occurred (including storage costs, warehousing charge and labor costs) shall be borne by the Purchaser. Bitmain may issue the Purchaser a notice of self-pick-up and ask the Purchaser to pick up the Products itself. Bitmain shall be deemed to have completed the delivery obligation under this Agreement after two (2) business days following the issue of the self-pick-up notice. After 30 days of the self-pick-up notice, the Purchaser shall be entitled to deal with the Products in any manner as it deems appropriate.

6.	Customs

6.1.	Bitmain shall obtain in due time and maintain throughout the term of this Agreement (if applicable), any and all approvals, permits, authorizations, licenses and clearances for the export of the Product(s) that are required to be obtained by Bitmain or the carrier under Applicable Laws.

6.2.	The Purchaser shall obtain in due time and maintain throughout the term of this Agreement (if applicable), any and all approvals, permits, authorizations, licenses and clearances required for the import of the Product(s) to the country of delivery as indicated in the Shipping Information, that are required to be obtained by the Purchaser or the carrier under Applicable Laws, and shall be responsible for any and all additional fees, expenses and charges in relation to the import of the Product(s).

7.	Warranty

7.1.	The Warranty Period shall start on the Warranty Start Date and end on the 365th day after the Warranty Start Date. During the Warranty Period, the Purchaser’s sole and exclusive remedy, and Bitmain’s entire liability, will be to repair or replace, at Bitmain’s option, the defective part/component of the Product(s) or the defective Product(s) at no charge to the Purchaser.

7.2.	The Parties acknowledge and agree that the warranty provided by Bitmain as stated in the preceding paragraph does not apply to the following:

(i)	normal wear and tear;

(ii)	damage resulting from accident, abuse, misuse, neglect, improper handling or improper installation;

(iii)	damage or loss of the Product(s) caused by undue physical or electrical stress, including but not limited to moisture, corrosive environments, high voltage surges, extreme temperatures, shipping, or abnormal working conditions;

(iv)	damage or loss of the Product(s) caused by acts of nature including, but not limited to, floods, storms, fires, and earthquakes;

(v)	damage caused by operator error, or non-compliance with instructions as set out in accompanying documentation;

(vi)	alterations by persons other than Bitmain, associated partners or authorized service facilities;

(vii)	Product(s), on which the original software has been replaced or modified by persons other than Bitmain, associated partners or authorized service facilities;

(viii)	counterfeit products;

(ix)	damage or loss of data due to interoperability with current and/or future versions of operating system, software and/or hardware;

(x)	damage or loss of data caused by improper usage and behavior which is not recommended and/or permitted in the product documentation;

(xi)	failure of the Product(s) caused by usage of products not supplied by Bitmain; and

(xii)	hash boards or chips are burnt.

In case the warranty is voided, Bitmain may, at its sole discretion, provide repair service to the Purchaser, and the Purchaser shall bear all related expenses and costs.

7.3.	Notwithstanding anything to the contrary herein, the Purchaser acknowledges and agrees that the Product(s) provided by Bitmain do not guarantee any cryptocurrency mining time and, Bitmain shall not be liable for any cryptocurrency mining time loss or cryptocurrency mining revenue loss that are caused by downtime of any part/component of the Product(s). Bitmain does not warrant that the Product(s) will meet the Purchaser’s requirements or the Product(s) will be uninterrupted or error free. Except as provided in Clause 7.1 of this Agreement, Bitmain makes no warranties to the Purchaser with respect to the Product(s), and no warranties of any kind, whether written, oral, express, implied or statutory, including warranties of merchantability, fitness for a particular purpose or non-infringement or arising from course of dealing or usage in trade shall apply.

7.4.	In the event of any ambiguity or discrepancy between this Clause 6 of this Agreement and Bitmain’s After-sales Service Policy from time to time, it is intended that the After-sales Service Policy shall prevail and the Parties shall comply with and give effect to the After-sales Service Policy.

8.	Representations and Warranties

The Purchaser makes the following representations and warranties to Bitmain:

8.1.	It has the full power and authority to own its assets and carry on its businesses.

8.2.	The obligations expressed to be assumed by it under this Agreement are legal, valid, binding and enforceable obligations.

8.3.	It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.

8.4.	The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

(i)	any Applicable Law;

(iii)	its constitutional documents; or

(iv)	any agreement or instrument binding upon it or any of its assets.

8.5.	All authorizations required or desirable:

(i)	to enable it lawfully to enter into, exercise its rights under and comply with its obligations under this Agreement;

(ii)	to ensure that those obligations are legal, valid, binding and enforceable; and

(iii)	to make this Agreement admissible in evidence in its jurisdiction of incorporation, have been or will have been by the time, obtained or effected and are, or will be by the appropriate time, in full force and effect.

8.6.	It is not aware of any circumstances which are likely to lead to:

(i)	any authorization obtained or effected not remaining in full force and effect;

(ii)	any authorization not being obtained, renewed or effected when required or desirable; or

(iii)	any authorization being subject to a condition or requirement which it does not reasonably expect to satisfy or the compliance with which has or could reasonably be expected to have a material adverse effect.

8.7.	(a) It is not the target of economic sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or Singapore (“Sanctions”), including by being listed on the Specially Designated Nationals and Blocked Persons (SDN) List maintained by OFAC or any other Sanctions list maintained by one of the foregoing governmental authorities, directly or indirectly owned or controlled by one or more SDNs or other Persons included on any other Sanctions list, or located, organized or resident in a country or territory that is the target of Sanctions, and (b) the purchase of the Product(s) will not violate any Sanctions or import and export control related laws and regulations.

8.8.	All information supplied by the Purchaser is and shall be true and correct, and the information does not contain and will not contain any statement that is false or misleading.

9.	Indemnification and Limitation of Liability

9.1.	The Purchaser shall, during the term of this Agreement and at any time thereafter, indemnify and save Bitmain and/or its Affiliates harmless from and against any and all damages, suits, claims, judgments, liabilities, losses, fees, costs or expenses of any kind, including legal fees, whatsoever arising out of or incidental to the Products pursuant to this Agreement.

9.2.	Notwithstanding anything to the contrary herein, Bitmain and its Affiliates shall under no circumstances, be liable to the Purchaser for any consequential loss, or loss of goodwill, business, anticipated profits, revenue, contract, or business opportunity arising out of or in connection with this Agreement, and the Purchaser hereby waives any claim it may at any time have against Bitmain and its Affiliates in respect of any such damages. The foregoing limitation of liability shall apply whether in an action at law, including but not limited to contract, strict liability, negligence, willful misconduct or other tortious action, or an action in equity.

9.3.	Bitmain and its Affiliates’ cumulative aggregate liability pursuant to this Agreement, whether arising from tort, breach of contract or any other cause of action shall be limited to and not exceed the amount of one hundred percent (100%) of the down payment actually received by Bitmain from the Purchaser for the Product(s).

9.4.	The Product(s) are not designed, manufactured or intended for use in hazardous or critical environments or in activities requiring emergency or fail-safe operation, such as the operation of nuclear facilities, aircraft navigation or communication systems or in any other applications or activities in which failure of the Product(s) may pose the risk of environmental harm or physical injury or death to humans. Bitmain specifically disclaims any express or implied warranty of fitness for any of the above described application and any such use shall be at the Purchaser’s sole risk.

9.5.	The above limitations and exclusions shall apply (1) notwithstanding failure of essential purpose of any exclusive or limited remedy; and (2) whether or not Bitmain has been advised of the possibility of such damages. This Clause allocates the risks under this Agreement and Bitmain’s pricing reflects this allocation of risk and the above limitations.

10.	Distribution

10.1.	This Agreement does not constitute a distributor agreement between Bitmain and the Purchaser. Therefore, the Purchaser is not an authorized distributor of Bitmain.

10.2.	The Purchaser shall in no event claim or imply to a third party that it is an authorized distributor of Bitmain or Bitmain (Antminer) or any similar terms, or perform any act that will cause it to be construed as an authorized distributor of Bitmain or Bitmain (Antminer). As between the Purchaser and Bitmain, the Purchaser shall be exclusively and fully responsible for complying with the Applicable Laws regarding repackaging the Product(s) for the Purchaser’s redistribution needs, and shall be solely liable for any and all liabilities or costs directly incurred or incidental to such redistribution.

11.	Intellectual Property Rights

11.1.	The Parties agree that the Intellectual Property Rights in any way contained in the Product(s), made, conceived or developed by Bitmain and/or its Affiliates for the Product(s) under this Agreement and/or, achieved, derived from, related to, connected with the provision of the Product(s) by Bitmain and/or acquired by Bitmain from any other person in performance of this Agreement shall be the exclusive property of Bitmain and/or its Affiliates.

11.2.	Notwithstanding anything to the contrary herein, all Intellectual Property Rights in the Product(s) shall remain the exclusive property of Bitmain and/or its licensors. Except for licenses explicitly identified in Bitmain’s Shipping Confirmation or in this Clause 10.2, no rights or licenses are expressly granted, or implied, whether by estoppel or otherwise, in respect of any Intellectual Property Rights of Bitmain and/or its Affiliates or any Intellectual Property residing in the Product(s) provided by Bitmain to the Purchaser, including in any documentation or any data furnished by Bitmain. Bitmain grants the Purchaser a non-exclusive, non-transferrable, royalty-free and irrevocable license of Bitmain and/or its Affiliates’ Intellectual Property Rights to solely use the Product(s) delivered by Bitmain to the Purchaser for their ordinary function, and subject to the Clauses set forth herein. The Purchaser shall in no event violate the Intellectual Property Rights of Bitmain and/or its licensors.

11.3.	If applicable, payment by the Purchaser of non-recurring charges to Bitmain for any special designs, or engineering or production materials required for Bitmain’s performance of Orders for customized Product(s), shall not be construed as payment for the assignment from Bitmain to the Purchaser of title to the design or special materials. Bitmain shall be the sole owner of such special designs, engineering or production materials.

12.	Confidentiality and Communications

12.1.	All information concerning this Agreement and matters pertaining to or derived from the provision of Product(s) pursuant to this Agreement between the Parties, whether in oral or written form, or in the form of drawings, computer programs or other, as well as all data derived therefrom (“Confidential Information”), shall be deemed to be confidential and, as such, may not be divulged to any unauthorized person. The Purchaser undertakes and agrees to take all reasonable and practicable steps to ensure and protect the confidentiality of the Confidential Information which cannot be passed, sold, traded, published or disclosed to any unauthorized person.

13.	Term of this Agreement

13.1.	This Agreement will be effective upon Bitmain’s issuance of the shipping confirmation to the Purchaser, provided that if there is more than one shipping confirmation, this Agreement will be effective to the Products contained in each shipping confirmation upon Bitmain’s issuance of the respective shipping confirmation to the Purchaser.

13.2.	This Agreement shall remain effective up to and until the delivery of the last batch of Products.

14.	Contact Information

All communications in relation to this Agreement shall be made to the following contacts:

Purchaser’s business contact:

Name: [***]

Phone: [***]

Email: [***]

Bitmain’s business contact:

Name: [***]

Phone: [***]

Email: [***]

15.	Compliance with Laws and Regulations

15.1.	The Purchaser undertakes that it will fully comply with all Applicable Laws in relation to export and import control and Sanctions and shall not take any action that would cause Bitmain or any of its Affiliates to be in violation of any export and import control laws or Sanctions. The Purchaser shall also be fully and exclusively liable for and shall defend, fully indemnify and hold harmless Bitmain and/or its Affiliates from and against any and all claims, demands, actions, costs or proceedings brought or instituted against Bitmain and/or its Affiliates arising out of or in connection with any breach by the Purchaser or the carrier of any Applicable Laws in relation to export and import control or Sanction.

15.2.	The Purchaser acknowledges and agrees that the Product(s) in this Agreement are subject to the export control laws and regulations of all related countries, including but not limited to the Export Administration Regulations (“EAR”) of the United States. Without limiting the foregoing, the Purchaser shall not, without receiving the proper licenses or license exceptions from all related governmental authorities, including but not limited to the U.S. Bureau of Industry and Security, distribute, re-distribute, export, re-export, or transfer any Product(s) subject to this Agreement either directly or indirectly, to any national of any country identified in Country Groups D:1 or E:1 as defined in the EARs. In addition, the Product(s) under this Agreement may not be exported, re-exported, or transferred to (a) any person or entity listed on the “Entity List”, “Denied Persons List” or the SDN List as such lists are maintained by the U.S. Government, or (b) an end-user engaged in activities related to weapons of mass destruction. Such activities include but are not necessarily limited to activities related to: (1) the design, development, production, or use of nuclear materials, nuclear facilities, or nuclear weapons; (2) the design, development, production, or use of missiles or support of missiles projects; and (3) the design, development, production, or use of chemical or biological weapons. The Purchaser further agrees that it will not do any of the foregoing in violation of any restriction, law, or regulation of the European Union or an individual EU member state that imposes on an exporter a burden equivalent to or greater than that imposed by the U.S. Bureau of Industry and Security.

15.3.	The Purchaser undertakes that it will not take any action under this Agreement or use the Product(s) in a way that will be a breach of any anti-money laundering laws, any anti-corruption laws, and/or any counter-terrorist financing laws.

15.4.	The Purchaser warrants that the Product(s) have been purchased with funds that are from legitimate sources and such funds do not constitute proceeds of criminal conduct, or realizable property, or proceeds of terrorism financing or property of terrorist, within the meaning given in the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act (Chapter 65A) and the Terrorism (Suppression of Financing) Act (Chapter 325), respectively. The Purchaser understands that if any Person resident in Singapore knows or suspects or has reasonable grounds for knowing or suspecting that another Person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the Person will be required to report such knowledge or suspicion to the Suspicious Transaction Reporting Office, Commercial Affairs Department of the Singapore Police Force. The Purchaser acknowledges that such a report shall not be treated as breach of confidence or violation of any restriction upon the disclosure of information imposed by any Applicable Law, contractually or otherwise.

16.	Force Majeure

16.1.	To the extent that a Party is fully or partially delayed, prevented or hindered by an event of Force Majeure from performing any obligation under this Agreement (other than an obligation to make payment), subject to the exercise of reasonable diligence by the affected Party, the failure to perform shall be excused by the occurrence of such event of Force Majeure. A Party claiming that its performance is excused by an event of Force Majeure shall, promptly after the occurrence of such event of Force Majeure, notify the other Party of the nature, date of inception and expected duration of such event of Force Majeure and the extent to which the Party expects that the event will delay, prevent or hinder the Party from performing its obligations under this Agreement. The notifying Party shall thereafter use its best effort to eliminate such event of Force Majeure and mitigate its effects.

16.2.	The affected Party shall use reasonable diligence to remove the event of Force Majeure, and shall keep the other Party informed of all significant developments.

16.3.	Except in the case of an event of Force Majeure, neither party may terminate this Agreement prior to its expiry date.

17.	Entire Agreement and Amendment

This Agreement, constitutes the entire agreement of the Parties hereto and can only be amended with the written consent of both Parties or otherwise as mutually agreed by both Parties.

18.	Assignment

18.1.	Bitmain may freely assign or transfer any of its rights, benefits or obligations under this Agreement in whole or in part to its Affiliates or to any third party. The Purchaser may not assign or transfer any of its rights, benefits or obligations under this Agreement in whole or in part without Bitmain’s prior written consent.

18.2.	This Agreement shall be binding upon and enure to the benefit of each Party to this Agreement and its successors in title and permitted assigns.

19.	Severability

To the extent possible, if any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part by a court, the provision shall apply with whatever deletion or modification is necessary so that such provision is legal, valid and enforceable and gives effect to the commercial intention of the Parties. The remaining provisions of this Agreement shall not be affected and shall remain in full force and effect.

20.	Personal Data

Depending on the nature of the Purchaser’s interaction with Bitmain, some examples of personal data which Bitmain may collect from the Purchaser include the Purchaser’s name and identification information, contact information such as the Purchaser’s address, email address and telephone number, nationality, gender, date of birth, and financial information such as credit card numbers, debit card numbers and bank account information.

Bitmain generally does not collect the Purchaser’s personal data unless (a) it is provided to Bitmain voluntarily by the Purchaser directly or via a third party who has been duly authorized by the Purchaser to disclose the Purchaser’s personal data to Bitmain (the Purchaser’s “authorized representative”) after (i) the Purchaser (or the Purchaser’s authorized representative) has been notified of the purposes for which the data is collected, and (ii) the Purchaser (or the Purchaser’s authorized representative) has provided written consent to the collection and usage of the Purchaser’s personal data for those purposes, or (b) collection and use of personal data without consent is permitted or required by related laws. Bitmain shall seek the Purchaser’s consent before collecting any additional personal data and before using the Purchaser’s personal data for a purpose which has not been notified to the Purchaser (except where permitted or authorized by law).

21.	Conflict with the Terms and Conditions

In the event of any ambiguity or discrepancy between the Clauses of this Agreement and the Terms and Conditions from time to time, it is intended that the Clauses of this Agreement shall prevail and the Parties shall comply with and give effect to this Agreement.

22.	Governing Law and Dispute Resolution

22.1.	This Agreement shall be solely governed by and construed in accordance with the laws of Hong Kong.

22.2.	Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination hereof or any dispute regarding non-contractual obligations arising out of or relating to this Agreement shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Center under the UNCITRAL Arbitration Rules in force when the notice of arbitration is submitted. The decision and awards of the arbitration shall be final and binding upon the parties hereto.

23.	Waiver

Failure by either Party to enforce at any time any provision of this Agreement, or to exercise any election of options provided herein shall not constitute a waiver of such provision or option, nor affect the validity of this Agreement or any part hereof, or the right of the waiving Party to thereafter enforce each and every such provision or option.

24.	Counterparts and Electronic Signatures

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will be deemed to constitute one and the same agreement. The facsimile, email or other electronically delivered signatures of the Parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals.

25.	Further Assurance

Each Party undertakes to the other Party to execute or procure to be executed all such documents and to do or procure to be done all such other acts and things as may be reasonable and necessary to give all Parties the full benefit of this Agreement.

26.	Third Party Rights

A person who is not a Party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce or to enjoy the benefit of any term of this Agreement.

27.	Liquidated Damages Not Penalty

It is expressly agreed that any liquidated damages payable under this Agreement do not constitute a penalty and that the Parties, having negotiated in good faith for such specific liquidated damages and having agreed that the amount of such liquidated damages is reasonable in light of the anticipated harm caused by the breach related thereto and the difficulties of proof of loss and inconvenience or nonfeasibility of obtaining any adequate remedy, are estopped from contesting the validity or enforceability of such liquidated damages.

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Signed for and on behalf of
Bitmain Technologies Limited

	Signature:	/s/ ZHAN Ketuan
	Title:	Director

Signed for and on behalf of the Purchaser
FuFu Technology Limited

	Signature:	/s/ LU Liang
	Title:	Director

APPENDIX A

1. Products:

1.1.	The information (including but not limited to the quantity, rated hashrate, unit price (“Unit Price”), total price for one item (“Total Price (One Item)”), total price for all the items (“Total Purchase Price”) of Products to be purchased by Party B from Party A is as follows (“Products”):

1.1.1 Product Type

Type	Details
Product Name	HASH Super Computing Server, S 19j
Rated hashrate / unit	~90TH/s
Rated power / unit	~3100W
J/T@25°C environment temperature	~34.5
> Bitmain undertakes that the error range of “J/T@25°C environment temperature”does not exceed 10%

Description	> “Rated hashrate / unit” and “rated power / unit” are for reference only and may defer from each batch or unit. BitMain makes no representation on “Rated hashrate / unit” and “rated power / unit .

> Purchaser shall not reject the Products on the grounds that the actual parameters of the delivered Products are not in consistence with the reference indicators.

1.1.1.1 Price, quantity and delivery:

Batch	Product Name	Shipping Schedule	Reference Quantity	Total Rated Hashrate (T)	Price (US$/T)	Unit Price (US$ )	Total Price (US$)
1	HASH Super Computing Server	November 2021	[***]	[***]	[***]	[***]	[***]
2		December 2021	[***]	[***]	[***]	[***]	[***]
3		January 2022	[***]	[***]	[***]	[***]	[***]
4		February 2022	[***]	[***]	[***]	[***]	[***]
5		March 2022	[***]	[***]	[***]	[***]	[***]
6		April 2022	[***]	[***]	[***]	[***]	[***]
7		May 2022	[***]	[***]	[***]	[***]	[***]
8		June 2022	[***]	[***]	[***]	[***]	[***]
9		July 2022	[***]	[***]	[***]	[***]	[***]
10		August 2022	[***]	[***]	[***]	[***]	[***]
11		September 2022	[***]	[***]	[***]	[***]	[***]
12		October 2022	[***]	[***]	[***]	[***]	[***]

1.1.2 Product Type

Type	Details
Product Name	HASH Super Computing Server, Sl9j pro
Rated hashrate / unit	~100TH/s
Rated power / unit	~2950W
J/T@25°C environment temperature	~29.5
> Bitmain undertakes that the error range of “J/T@25°C environment temperature”does not exceed 10%

Description	> “Rated hashrate / unit” and “rated power / unit” are for reference only and may defer from each batch or unit. BitMain makes no representation on “Rated hashrate / unit” and “rated power / unit .

> Purchaser shall not reject the Products on the grounds that the actual parameters of the delivered Products are not in consistence with the reference indicators.

1.1.2.1 Price, quantity and delivery:

Batch	Product Name	Shipping Schedule	Reference Quantity	Total Rated Hashrate (T)	Price (US$/T)	Unit Price (USS)	Total Price (USS)
1	HASH Super Computing Server	January 2022	[***]	[***]	[***]	[***]	[***]
2		b Feruary 2022	[***]	[***]	[***]	[***]	[***]
3		March 2022	[***]	[***]	[***]	[***]	[***]
4		April 2022	[***]	[***]	[***]	[***]	[***]
5		May 2022	[***]	[***]	[***]	[***]	[***]
6		June 2022	[***]	[***]	[***]	[***]	[***]

1.1.3 Total price of the Products listed above:

Total Purchase Price (tax exclusive): US$[***]

Tax: US$[***]

Total contract price (tax inclusive): US$[***]

1.2.	Both Parties confirm and agree that Bitmain may adjust the total quantity based on the total hashrate provided that the total hashrate of the Product(s) actually delivered by Bitmain to the Purchaser shall not be less than the total rated hashrate agreed in Article 1.1 of this Appendix A. Bitmain makes no representation that the quantity of the actually delivered Products shall be the same as the quantity set forth in Article 1.1. of this Appendix A.

1.3.	In the event that Bitmain publishes any new type of products with less J/T value and suspends the production of the type of the Products as agreed in this Agreement, Bitmain shall be entitled to release itself from any future obligation to deliver any subsequent Products by 10-day prior notice to the Purchaser and continue to deliver new types of Products, the total rated hashrate of which shall be no less than such subsequent Products cancelled under this Agreement and the price of which shall be adjusted in accordance with the J/T value. In the event that the Purchaser explicitly refuses to accept new types of Products, the Purchaser is entitled to request for a refund of the remaining balance of the purchase price already paid by the Purchaser together with an interest at 0.0333% per day on such balance for the period from the next day following the payment date of such balance to the date immediately prior to the date of request of refund. If the Purchaser accepts the new types of Products delivered by Bitmain, Bitmain shall be obliged to deliver such new types of Products to fulfill its obligations under this Agreement. The Purchaser may request to lower the actual total hashrate of the Products delivered but shall not request to increase the actual total hashrate to the level exceeding the total rated hashrate as set out in this Agreement. After Bitmain publishes new types of Products and if Bitmain has not suspended the production of the types of Products under this Agreement, Bitmain shall continue to delivery such agreed types of Products in accordance with this Agreement and the Purchaser shall not terminate this Agreement or refuse to accept the Products on the grounds that Bitmain has published new type(s) of Products.

2. Cargo insurance coverage limitations:

The cargo insurance coverage provided by Bitmain is subject to the following limitations and exceptions:

Exclusions:

-	loss damage or expense attributable to willful misconduct of the Assured

-	ordinary leakage, ordinary loss in weight or volume, or ordinary wear and tear of the subject-matter insured

-	loss damage or expense caused by insufficiency or unsuitability of packing or preparation of the subject-matter insured (for the purpose of this Clause, “packing” shall be deemed to include stowage in a container or liftvan but only when such stowage is carried out prior to attachment of this insurance or by the Assured or their servants)

-	loss damage or expense caused by inherent vice or nature of the subject-matter insured

-	loss damage or expense proximately caused by delay, even though the delay be caused by a risk insured against (except expenses payable)

-	loss damage or expense arising from insolvency or financial default of the owners managers charterers or operators of the vessel

-	loss, damage, or expense arising from the use of any weapon of war employing atomic or nuclear fission, and/or fusion or other like reaction or radioactive force or matter.

-	Loss, damage or expense arising from unseaworthiness of vessel or craft, unfitness of vessel craft conveyance container or liftvan for the safe carriage of the subject-matter insured, where the Assured or their servants are privy to such unseaworthiness or unfitness, at the time the subject-matter insured is loaded therein.

-	The Underwriters waive any breach of the implied warranties of seaworthiness of the ship and fitness of the ship to carry the subject-matter insured to destination, unless the Assured or their servants are privy to such unseaworthiness or unfitness.

-	Loss, damage or expense caused by (1) war, civil war, revolution, rebellion, insurrection, or civil strife arising therefrom, or any hostile act by or against a belligerent power, (2) capture, seizure, arrest, restraint or detainment (piracy excepted), and the consequences thereof or any attempt threat, (3) derelict mines, torpedoes, bombs, or other derelict weapons of war.

-	Loss, damage, or expense caused by strikers, locked-out workmen, or persons taking part in labor disturbances, riots or civil commotion, resulting from strikes, lock-outs, labor disturbances, riots or civil commotions, caused by any terrorist or any person acting from a political motive.

3.	Bitmain’s BANK ACCOUNT info:

Company Name: Bitmain Technologies Limited

Company address: FLAT/RM Al 11/F SUCCESS COMMERCIAL BUILDING 245-251 HENNESSY ROAD HK

Account No.: [***] (USD)

Bank name: [***]

Bank address: [***]

Swift Code: [***]

ABA CODE: [***] (for US local payment)

4.	The payment shall be arranged by the Purchaser as Appendix B.

5.	Without prejudice to the above, the unit price and the Total Purchase Price of the Product(s) and any amount paid by the Purchaser shall be all denominated in USD. Where the Parties agree that the payments shall be made in cryptocurrencies, the exchange rate between the USD and the cryptocurrency selected shall be determined and calculated as follows: (1) in the event that the Purchaser pays for any order placed on Bitmain’s official website (the “Website”, http://www.bitmain.com) which is valid and has not been fully paid yet, the exchange rate between the USD and the cryptocurrency fixed in such placed Order shall apply, or (2) in any other case, the real time exchange rate between the USD and the cryptocurrency displayed on the Website upon payment shall apply. The exchange rate between the USD and the cryptocurrency shall be fixed according to this provision. In any circumstance, the Purchaser shall not ask for any refund due to the change of exchange rate.

APPENDIX B

1. S19j

Payment Percentage	Payment Date	Note	Example (Assuming this Agreement is signed on July 30.)
20%	7 days within the signing date	20% of the Total Purchase Price for S 19j	20% of the Total Purchase Price for S19j shall be paid by August 9.
30%	6 months prior to the shipment	30% per month of a single batch	30% of the price for Nov/Dec/Jan batch shall be paid by August 9; 30% of the price for Feb batch shall be paid by Aug 30; etc.
Remaining 50%	1 month prior to the shipment	50% per month of a single batch	50% of the price for November batch shall be paid by September 30; 50% of the price for December batch shall be paid by October 30; etc.

2. S 19j pro

Payment Percentage	Payment Date	Note	Example (Assuming this Agreement is signed on July 30.)
25%	7 days within the signing date	25% of the Total Purchase Price for S 19j pro	25% of the Total Purchase Price for-S19j pro shall be paid by August 9.
35%	6 months prior to the shipment	35% per month of a single batch	35% of the price for Jan batch shall be paid by August 9; 35% of the price for Feb batch shall be paid by Aug 30; etc.
Remaining 40%	1 month prior to the shipment	40% per month of a single batch	40% of the price for January batch shall be paid by November 30; 40% of the price for February batch shall be paid by December 30; etc.

DATED 17 September 2021

BITMAIN TECHNOLOGIES LIMITED
(“Bitmain”)

and

Fu Fu Technology Limited             1

(“Purchaser”)

SUPPLEMENTAL AGREEMENT

TO

FUTURES SALES AND PURCHASE AGREEMENT

THIS SUPPLEMENTAL AGREEMENT (this “Agreement”) is made on [171 September 2021

BETWEEN :-

1.	Bitmain technologies limited, whose registered office is at Unit Al of Unit A, 11th Floor, Success Commercial Building, 245-251 Hennessy Road, Hong Kong (“Bitmain”); and

2.	FuFu Technology Limited, with its principal place of business at Room 06, 13A/F., South Tower, World Finance Centre, Harbour City, 17 Canton Road, TST, Kln, HongKong (the “Purchaser”).

and is SUPPLEMENTAL to the sales and purchase agreement (“FUTURES SALES AND PURCHASE AGREEMENT”) dated 30 July 2021 entered into between Bitmain and the Purchaser in relation to the arrangement in respect of the sale and purchase of cryptocurrency mining hardware and other equipment.

WHEREAS:

Purchaser is willing to change the model/quantity/price/delivery day of Products to be purchased and Bitmain agrees with the same.

NOW IT IS HEREBY AGREED AND CONFIRMED as follows:

1.	Interpretation

1.1	Unless otherwise provided in this Agreement or the context requires otherwise, terms and expressions defined or to which a meaning is ascribed in the Price Sales and Purchase Agreement shall have the same meanings when used in this Agreement (including the Recitals hereto).

1.2	In this Agreement, “Parties” means the named parties to this Agreement.

2.	Amendment to the Sales and Purchase Agreement

2.1	The Parties agree that Appendix A & Appendix B of the Sales and Purchase Agreement shall be deleted in its entirety and replaced by the Appendix C & Appendix D.

2.2	The Parties agree that Article 4 (Discount) of the Sales and Purchase Agreement shall be deleted in its entirety and no replacement.

3.	Confirmation of the Sales and Purchase Agreement

3.1	This Agreement is supplemental to the Sales and Purchase Agreement and the Parties confirm that all the provisions of the Sales and Purchase Agreement shall continue to remain in full force and effect save as supplemented and amended by this Agreement. The Sales and Purchase Agreement and this Agreement shall be read and construed as one document.

4.	Miscellaneous

4.1	This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same instrument.

4.2	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the Parties agree to submit to and finally resolved by arbitration administered by the Hong Kong International Arbitration Center under the UNCITRAL Arbitration Rules in force.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF this Agreement has been entered into the day and year first before written.

Signed for and on behalf of the Purchaser

Signed for and on behalf of Bitmain

Bitmain Technology Limited

Signature:	/s/ ZHAN Ketuan
Title:	Director

FuFu Technology Limited

Signature:	/s/ LU Liang
Title:	Director

APPENDIX C

1.	Products:

1.1.	The information (including but not limited to the quantity, rated hashrate, estimated unit price (“Unit Price”), estimated total price(“Total Price (One Item)”), total price for all the items (“Total Purchase Price”) of Products to be purchased by Party B from Party A is as follows (“Products”):

1.1.1	Product Type

Type	Details
Product Name	HASH Super Computing Server, S 19j Pro
Rated hashrate / unit	~100TH/s
Rated power / unit	~2950W
J/T@25°C environment temperature	~29.5
	1.	Bitmain undertakes that the error range of “J/T@25°C environment temperature”does not exceed 10%.

Description	2.	“Rated hashrate / unit” and “rated power / unit” are for reference only and may defer from each batch or unit. Bitmain makes no representation on “Rated hashrate / unit” and “rated power / unit.

	3.	Purchaser shall not reject the Products on the grounds that the actual parameters of the delivered Products are not in consistence with the reference indicators.

1.1.2 The estimated delivery schedule, reference quantity, total rated hashrate, unit price and total price are as follows:

Batch	Product Name	Shipping Schedule	Reference Quantity	Total Rated Hashrate (T)	Price (US$/T)	Unit Price (US$)	Total Price (US$)
1	HASH Super Computing Server	May 2022	[***]	[***]	[***]	[***]	[***]
2		June 2022	[***]	[***]	[***]	[***]	[***]
3		July 2022	[***]	[***]	[***]	[***]	[***]
4		August 2022	[***]	[***]	[***]	[***]	[***]
5		September 2022	[***]	[***]	[***]	[***]	[***]
6		October 2022	[***]	[***]	[***]	[***]	[***]
7		November 2022	[***]	[***]	[***]	[***]	[***]
8		December 2022	[***]	[***]	[***]	[***]	[***]

1.1.3 Total price of the Products listed above:

Total Purchase Price (tax exclusive): [***]

Tax: [***]

Total Purchase Price (tax inclusive): [***]

1.2.	Both Parties confirm and agree that Bitmain may adjust the total quantity based on the total hashrate provided that the total hashrate of the Product(s) actually delivered by Bitmain to the Purchaser shall not be less than the total rated hashrate agreed in Article 1.1 of this Appendix C. Bitmain makes no representation that the quantity of the actually delivered Products shall be the same as the quantity set forth in Article 1.1. of this Appendix C.

1.3.	In the event that Bitmain publishes any new type of products with less J/T value and suspends the production of the type of the Products as agreed in this Agreement, Bitmain shall be entitled to release itself from any future obligation to deliver any subsequent Products by [10]-day prior notice to the Purchaser and continue to deliver new types of Products, the total rated hashrate of which shall be no less than such subsequent Products cancelled under this Agreement and the price of which shall be adjusted in accordance with the J/T value. In the event that the Purchaser explicitly refuses to accept new types of Products, the Purchaser is entitled to request for a refund of the remaining balance of the purchase price already paid by the Purchaser together with an interest at 0.0333% per day on such balance for the period from the next day following the payment date of such balance to the date immediately prior to the date of request of refund. If the Purchaser accepts the new types of Products delivered by Bitmain, Bitmain shall be obliged to deliver such new types of Products to fulfill its obligations under this Agreement. The Purchaser may request to lower the actual total hashrate of the Products delivered but shall not request to increase the actual total hashrate to the level exceeding the total rated hashrate as set out in this Agreement. After Bitmain publishes new types of Products and if Bitmain has not suspended the production of the types of Products under this Agreement, Bitmain shall continue to delivery such agreed types of Products in accordance with this Agreement and the Purchaser shall not terminate this Agreement or refuse to accept the Products on the grounds that Bitmain has published new type(s) of Products.

2. Cargo insurance coverage limitations:

The cargo insurance coverage provided by Bitmain is subject to the following limitations and exceptions:

Exclusions:

-	loss damage or expense attributable to willful misconduct of the Assured

-	ordinary leakage, ordinary loss in weight or volume, or ordinary wear and tear of the subject-matter insured

-	loss damage or expense caused by insufficiency or unsuitability of packing or preparation of the subject-matter insured (for the purpose of this Clause, “packing” shall be deemed to include stowage in a container or liftvan but only when such stowage is carried out prior to attachment of this insurance or by the Assured or their servants)

-	loss damage or expense caused by inherent vice or nature of the subject-matter insured

-	loss damage or expense proximately caused by delay, even though the delay be caused by a risk insured against (except expenses payable)

-	loss damage or expense arising from insolvency or financial default of the owners managers charterers or operators of the vessel

-	loss, damage, or expense arising from the use of any weapon of war employing atomic or nuclear fission, and/or fusion or other like reaction or radioactive force or matter.

-	Loss, damage or expense arising from unseaworthiness of vessel or craft, unfitness of vessel craft conveyance container or liftvan for the safe carriage of the subject-matter insured, where the Assured or their servants are privy to such unseaworthiness or unfitness, at the time the subject-matter insured is loaded therein.

-	The Underwriters waive any breach of the implied warranties of seaworthiness of the ship and fitness of the ship to carry the subject-matter insured to destination, unless the Assured or their servants are privy to such unseaworthiness or unfitness.

-	Loss, damage or expense caused by (1) war, civil war, revolution, rebellion, insurrection, or civil strife arising therefrom, or any hostile act by or against a belligerent power, (2) capture, seizure, arrest, restraint or detainment (piracy excepted), and the consequences thereof or any attempt threat, (3) derelict mines, torpedoes, bombs, or other derelict weapons of war.

-	Loss, damage, or expense caused by strikers, locked-out workmen, or persons taking part in labor disturbances, riots or civil commotion, resulting from strikes, lock-outs, labor disturbances, riots or civil commotions, caused by any terrorist or any person acting from a political motive.

3.	Bitmain’s BANK ACCOUNT info:

Company Name: Bitmain Technologies Limited

Company address: FLAT/RM Al 11/F SUCCESS COMMERCIAL BUILDING 245-251 HENNESSY ROAD HK

Account No.: [***]

Bank name: [***]

Bank address: [***]

Swift Code: [***]

ABA CODE: [***] (for US local payment)

4.	The payment shall be arranged by the Purchaser as Appendix D.

5.	At any time prior to the delivery, Bitmain is entitled to, by written notice, request the Purchaser to enter into a separate purchase agreement and Bitmain and the Purchaser, if so requested, shall cooperate with Bitmain to enter into such purchase agreement and shall pay the outstanding price for the Products in accordance with the terms and conditions of this Agreement, failing which Bitmain is entitled to request the Purchaser to continue to perform its obligations under this Agreement.

6.	The Purchaser shall pay [25%] of the Total Purchase Price as down payment to Bitmain within five (5) days after the signing of this Agreement, with the remaining being settled in accordance with the payment schedule set forth in this Agreement.

7.	Without prejudice to the above, the unit price and the Total Purchase Price of the Product(s) and any amount paid by the Purchaser shall be all denominated in USD. Where the Parties agree that the payments shall be made in cryptocurrencies, the exchange rate between the USD and the cryptocurrency selected shall be determined and calculated as follows: (1) in the event that the Purchaser pays for any order placed on Bitmain’s official website (the “Website”, http://www.bitmain.com) which is valid and has not been fully paid yet, the exchange rate between the USD and the cryptocurrency fixed in such placed Order shall apply, or (2) in any other case, the real time exchange rate between the USD and the cryptocurrency displayed on the Website upon payment shall apply. The exchange rate between the USD and the cryptocurrency shall be fixed according to this provision. In any circumstance, the Purchaser shall not ask for any refund due to the change of exchange rate.

APPENDIX D

Payment Percentage	Payment Date	Note	Example (Assuming this Agreement is signed on 17 September.)
At least 25%	Five (5) business days after signing of this Agreement	25% of the Total Purchase Price	25% of the total purchase price shall be paid by 24 September.
At least 35%	Six(6) months upfront 1st date of the delivery month	35% per month of a single batch

35% of the price for May batch shall

be paid by 28 November 2021;

35% of the price for June batch shall

be paid by 28 December 2021;

35% of the price for July batch shall

be paid by 28 January 2022;

etc.

The remaining 40%	One(1) month upfront 1st date of the delivery month	40% per month of a single batch	40% of the price for May batch shall be paid by 28 March 2022; 40% of the price for June batch shall be paid by 28 April 2022; 40% of the price for July batch shall be paid by 28 May 2022; etc.

SUPPLEMENTARY AGREEMENT

Reference is made to the Future Sales and Purchase Agreement dated 30 July 2021 and Supplemental Agreement to Future Sales and Purchase Agreement dated 17 September 2021 (the “Contracts”) entered into by and among the Company and the Assignor (as defined below). This supplementary agreement (hereinafter the “Agreement”) is made on 30 October 2021 among and between:

(1)	Bitmain Technologies Limited, with its register office at Unit A1 of Unit A, 11th Floor, Success Commercial Building,245-251 Hennessy Road, Hong Kong (the “Company”);

(2)	FUFU TECHNOLOGY LIMITED, with its register office at Room 06, 13A/F., South Tower, World Finance Centre, Harbour City, 17 Canton Road, TST, Kln, HongKong (the “Assignor”); and

(3)	ETHEREAL TECH PTE. LTD., with its register office at 133 New Bridge Road, #10-03, Chinatown Point, Singapore (the “Assignee”),

(each a “Party” and collectively, the “Parties”).

Whereas:

A.	The Company and the Assignor (the “Original Parties”) have entered into the Contract.

B.	Pursuant to an internal re-organisation of the Assignor, certain businesses and functions previously conducted by the Assignor will be transferred to and conducted by the Assignee, being an affiliated company of the Assignor (“Business Reorganisation”).

C.	Pursuant to the Business Reorganisation, the Assignor shall retire in its capacity as a party of the Contract and the Assignee shall replace the Assignor as the party of the Contract. The Assignor desires to assign its rights, interests and benefits and novate its duties and obligations under the Contract to the Assignee and to terminate and be released from its duties and obligations under the Contract with effect from 1 November 2021 (the “Effective Date”).

D.	The Company (the “Remaining Party”) hereby consents to and accepts the Assignee as the replacement of the Assignor with respect to the Contract.

E.	The Parties deem it in their best interest to novate the Contract so that the Assignee shall succeed to the rights, and assume the duties and obligations of the Assignor under the terms of the Contract.

NOW THEREFORE, the Parties agree to all of the following:

1.	Novation and Substitution

1.1	Pursuant to the provisions under the Contract, as of the Effective Date, the Parties hereby agree that the Assignor shall assign to the Assignee all of its rights, interests, and benefits without limitation, known and unknown, actual or otherwise, in connection with the Contract, and to novate to the Assignee all of the Assignor’s duties and obligations under the Contract, except where provided in Section 3 of this Agreement, with effect from the Effective Date. The Parties hereby agree that the Assignee:

(i)	shall assume all rights, obligations and liabilities of, and all claims for and against, the Assignor in connection with the Contract in place of the Assignor as if the Assignee was the original party to the Contract;

(ii)	shall have power to exercise all rights expressed to be those of the Assignor under the Contract; and

(iii)	shall perform and comply with, and be bound by, each and every duty and obligation of the Assignor under the Contract as if the Assignee was named in the Contract in place of the Assignor.

1.2	The Remaining Party hereby consents to the foregoing assignment and assumption. The Remaining Party recognise the Assignee as the Assignor’s successor in the interest in and to the Contract. The Remaining Party acknowledge that the Assignee, by this Agreement, shall become entitled to all rights, titles, and interests of the Assignor in and to the Contract as if the Assignee was the original party to the Contract.

1.3	The Assignee hereby covenants with the Remaining Party to fulfil and discharge the terms, conditions and covenants of the Contract in every way as if the Assignee was the original party to the Contract and the Remaining Party hereby covenant with the Assignee to be bound to the Assignee to observe and perform the terms, conditions and covenants of the Contract on the part of the Remaining Party to be observed and performed.

2.	Release and Discharge by the Remaining Party

As of the Effective Date, the Remaining Party shall release and discharge the Assignor from any and all liabilities and obligations, except where provided in Section 3 of this Agreement, in relation to the Remaining Party of any kind, known or unknown, which have arisen or which may arise in future under or by reason of the Contract.

3.	Payment

Notwithstanding anything to the contrary herein, as of the date hereof until 20 January 2022, the Assignee authorize the Assignor to make any payment payable as set forth in the Contract to the Company to the designated account as agreed in the Contract or any other account as notified by the Company. The Company agrees to receive any payment payable as set forth in the Contract to the Assignor via such account from the date hereof to 20 January 2022.

4.	Representations and Warranties

4.1	By executing this Agreement, each of the Parties represents and warrants to each other party that:

a)	it is duly authorised and empowered to execute and deliver this Agreement;

b)	the person executing this Agreement on its behalf has the right power, legal capacity and is duly authorised to do so;

c)	there are no pending conditions, agreements, transactions or negotiations that would render this Agreement or any part thereof, void, voidable or unenforceable;

d)	this Agreement is enforceable against each of the Parties in accordance with its terms; and

e)	to the extent required, each of the Parties has obtained the consent of each person or entity whose consent is required to give effect to this Agreement.

4.2	Each of the Parties warrants and guarantees that it has not made any assignment of any claim, cause of action or right of any kind embodied in any of the claims or obligations that are released in this Agreement.

5.	General

5.1	The execution of this Agreement alone for the assignment and novation of the Contract and payment arrangement shall not trigger any provisions of the Contract expressed to take effect upon termination of the Contract. For the avoidance of doubt, this Section 5.1 is without prejudice to any subsequent termination of the Contract at any time after the Effective Date in respect of this Agreement.

5.2	With effect on and from the Effective Date, the Assignor shall cease to be a party to the Contract and shall be substituted by the Assignee. For the avoidance of doubt, this Section 5.2 is without any prejudice to any rights or obligations of the Assignor in respect of payment or requirement of payment under Section 3 from the date hereof to 20 January 2022.

5.3	Subject to the provisions of this Agreement, the Contract shall continue in full force and effect.

5.4	This Agreement constitutes the entire agreement and understanding between the Parties in relation to the subject matter hereby contemplated, and supersedes any previous agreements, arrangements and understandings between them with regard to such subject matter and that it is not entering into this Agreement in reliance upon any representation or warranty not expressly set out in this Agreement.

5.5	This Agreement cannot be amended, modified, varied or supplemented, in whole or in part, unless mutually agreed in writing by all the Parties to this Agreement.

5.6	Each Party to this Agreement, will at its own costs and expense, execute and deliver such further documents and Agreement, and will take such other actions as may be reasonably required or appropriate to evidence, carry out and give full force and effect to the provisions of this Agreement.

5.7	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

5.8	If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

5.9	The Parties hereto undertake to do all such acts and execute all such Agreements and other documents which may be necessary on their part to give effect to the terms of the Agreement.

6.	Confidentiality

Each of the Parties agree that the terms and conditions of this Agreement are confidential. Save as may be required by law, or authority of a court, administrative tribunal or arbitration, panel, regulatory or supervisory body the terms of this Agreement shall not be divulged to any third party (where ‘third party’ shall not include any associated or affiliated company of the Parties), other than the respective Parties’ professional, legal or financial advisors, the Inland Revenue Department, without the express written consent of the other Party (such consent not to be unreasonably withheld).

7.	Assignment

7.1	The Assignee may freely assign or transfer any of its rights, benefits, or obligations under this Agreement or the Contract, in whole or in part, to its affiliate or any third party as designated by the Assignee. The Company may not assign or transfer any of its rights, benefits or obligations under this Agreement in whole or in part without the Assignee’s prior written consent.

7.2	This Agreement, the Contract and all of their provisions shall be binding upon, and inure to the benefit of, the Parties, their respective successors and permitted assigns.

8.	Non-Waiver of Rights

Except as explicitly set forth herein, nothing contained herein shall be deemed or construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions contained in the Contract.

9.	Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region and the Parties agree to submit to the non-exclusive jurisdiction of the courts of the Hong Kong.

[Signature pages to follow]

This Agreement has been executed as a deed and it shall take effect on the date stated at the beginning.

EXECUTED AND DELIVERED AS A DEED		)

By	/s/ LU Liang	)
as authorised signatory for and on behalf of		)
ETHEREAL TECH PTE. LTD.		)
)

)
In the presence of:

Signature of witness

Name:

Address:

Occupation:

This Agreement has been executed as a deed and it shall take effect on the date stated at the beginning.

EXECUTED AND DELIVERED AS A DEED		)

by	/s/ LU Liang	)
as authorised signatory for and on behalf of		)
FUFU TECHNOLOGY LIMITED		)
)

)
In the presence of:

Signature of witness

Name:

Address:

Occupation:

This Agreement has been executed as a deed and it shall take effect on the date stated at the beginning.

EXECUTED AND DELIVERED AS A DEED		)

By	/s/ ZHAN Ketuan	)
as authorised signatory for and on behalf of		)
BITMAIN TECHNOLOGIES LIMITED		)
)

)
In the presence of:

Signature of witness

Name:

Address:

Occupation:

DATED September 1, 2022

BITMAIN TECHNOLOGIES LIMITED

(“Bitmain”)

and

ETHEREAL TECH PTE. LTD.

(“Purchaser”)

THIRD SUPPLEMENTAL AGREEMENT

TO

FUTURES SALES AND PURCHASE AGREEMENT

THIS THIRD SUPPLEMENTAL AGREMENET (this “Agreement”) is made on September 1, 2022

BETWEEN:

Bitmain Technologies Limited, whose registered office is at Unit A1 of Unit A, 11th Floor, Success Commercial Building, 245-251 Hennessy Road, Hong Kong (“Bitmain”); and

Ethereal Tech Pte. Ltd., whose principal place of business is at 111 North Bridge Road, #15-01 Peninsula Plaza, Singapore 179098 (the “Purchaser” or “Ethereal”).

WHEREAS:

1.	This Agreement is supplemental to the futures sales and purchase agreement (the “Futures Sales and Purchase Agreement”) dated July 30, 2021 (as amended and supplemented pursuant to the supplemental agreement to futures sales and purchase agreement dated September 17, 2021 (the “First Supplemental Agreement”) made between Bitmain and FuFu Technology Limited (“FuFu”) and the supplementary agreement dated October 30, 2021 made among Bitmain, FuFu, and Ethereal (the “Second Supplemental Agreement”).), whereby Bitmain agreed to supply cryptocurrency mining hardware and other equipment upon the terms and subject to the conditions therein contained.

2.	The Parties have agreed to make certain supplementary amendments to the Futures Sales and Purchase Agreement (as amended and supplemented pursuant to the First Supplemental Agreement and the Second Supplemental Agreement).

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree and confirm as follows:

1.	Interpretation

1.1	Unless otherwise provided in this Agreement or the context requires otherwise, terms and conditions defined or to which a meaning is ascribed in the Futures Sales and Purchase Agreement (as amended and supplemented pursuant to the First Supplemental Agreement and the Second Supplemental Agreement) shall have the same meanings when used in this Agreement.

2.	Confirmation of Performance of the Parties of the Futures Sales and Purchase Agreement

2.1	As of the date hereof, the Parties mutually confirm that, with respect to the batches of Products set forth below (the “Delivered Products”) under the Futures Sales and Purchase Agreement (as amended and supplemented pursuant to the First Supplemental Agreement and the Second Supplemental Agreement), the Purchaser has fulfilled its obligations of payment of the respective Total Price of the corresponding batch of Products, and Bitmain has fulfilled its entire obligations, including without limitation, shipping and delivery of the corresponding batch of Products:

Batch Number	Shipping Schedule	Reference Quantity	Unit Price (US$)	Total Price (US$)
1	May 2022	[***]	[***]	[***]
2	June 2022	[***]	[***]	[***]

2.2	As of the date hereof, the Parties mutually confirm that with respect to the Products under the Futures Sales and Purchase Agreement (as amended and supplemented pursuant to the First Supplemental Agreement and the Second Supplemental Agreement) other than the Delivered Products, the Purchaser has paid an aggregate of US$[***] to Bitmain, details of which are as follows:

Batch Number	Shipping Schedule	Amount Paid (US$)	Paid Percentage of Total Price of the Corresponding Batch
3	July 2022	[***]	60%
4	August 2022	[***]	25%
5	September 2022	[***]	25%
6	October 2022	[***]	25%
7	November 2022	[***]	25%
8	December 2022	[***]	25%
In Total		[***]	/

3.	Amendment to the Futures Sales and Purchase Agreement

3.1	Without prejudice to Article 2 hereof, the Appendix C of the Futures Sales and Purchase Agreement (as amended and supplemented pursuant to the First Supplemental Agreement and the Second Supplemental Agreement) shall be superseded by the Appendix E hereof.

3.2	Without prejudice to Article 2 hereof, the Parties agree that Appendix D of the Futures Sales and Purchase Agreement (as amended and supplemented pursuant to the First Supplemental Agreement and the Second Supplemental Agreement) shall be deleted in its entirety with no replacement.

4.	Completion of Transactions under the Futures Sales and Purchase Agreement

4.1	Notwithstanding anything to the contrary contained in the Futures Sales and Purchase Agreement (as amended and supplemented pursuant to the First Supplemental Agreement and the Second Supplemental Agreement), the Parties mutually agree and confirm that upon the completion of the delivery of the Products as set forth in Article 1.1.2 of Appendix E hereof to the first carrier or the carrier designated by the Purchaser, the transactions as contemplated in the Futures Sales and Purchase Agreement, the First Supplemental Agreement, the Second Supplemental Agreement and this Agreement shall complete in their entirety; neither Party shall have any obligations unfulfilled with respect to the transactions contemplated therein or herein.

4.2	For avoidance of doubt, the Parties further confirm that after Bitmain delivers the Products as set forth in Article 1.1.2 of Appendix E hereof to the first carrier or the carrier designated by the Purchaser, Bitmain’s obligations under the Futures Sales and Purchase Agreement (as amended and supplemented pursuant to the First Supplemental Agreement and the Second Supplemental Agreement) and this Agreement shall have been performed completely; other than the delivery of Products as set forth in Article 1.1.2 of Appendix E hereof to the first carrier or the carrier designated by the Purchaser, Bitmain shall not be obliged to deliver any other cryptocurrency mining hardware and/or any other equipment under the Futures Sales and Purchase Agreement (as amended and supplemented pursuant to the First Supplemental Agreement and the Second Supplemental Agreement) and/or this Agreement.

5.	Confirmation of the Futures Sales and Purchase Agreement

5.1	This Agreement is supplemental to the Futures Sales and Purchase Agreement (as amended and supplemented pursuant to the First Supplemental Agreement and the Second Supplemental Agreement) and the Parties confirm that all the provisions of the Futures Sales and Purchase Agreement (as amended and supplemented pursuant to the First Supplemental Agreement and the Second Supplemental Agreement) shall continue to remain in full force and effect save as supplemented and amended by this Agreement. The Futures Sales and Purchase Agreement (as amended and supplemented pursuant to the First Supplemental Agreement and the Second Supplemental Agreement) and this Agreement shall be read and construed as one document.

6.	Miscellaneous

6.1	This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same instrument.

6.2	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the Parties agree to submit any dispute arising herefrom to and any dispute arising herefrom shall be finally resolved by arbitration administered by the Hong Kong International Arbitration Center under the UNCITRAL Arbitration Rules in force.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF this Agreement has been entered into the day and year first before written.

Signed for and on behalf of Bitmain

Bitmain Technologies Limited

Signature：	/s/ ZHAN Ketuan
Title:	Director

Signed for and on behalf of the Purchaser

Ethereal Tech Pte. Ltd.

Signature：	/s/ LU Liang
Title:	Director

APPENDIX E

1.	Products:

1.1	The information (including but not limited to the quantity, rated hashrate, unit price (the “Unit Price”), total price for one item (the “Total Price (One Item)”), total price for all the items (the “Total Purchase Price”)) of Products to be purchased is as follows (the “Products”):

1.1.1	Product Type

Type	Details
Product Name	HASH Super Computing Server, S19j Pro
Rated hashrate / unit	~100TH/s
Rated power / unit	~2950W
J/T@25℃ environmental Temperature	~29.5

	1.	Bitmain undertakes that the error range of “J/T@25℃ environmental Temperature” does not exceed 10%.

Description	2.	“Rated hashrate / unit” and “Rated power / unit” are for reference only and may defer from each batch or unit. Bitmain makes no representation on “Rated hashrate / unit” and “Rated power / unit”.

	3.	Purchaser shall not reject the Products on the grounds that the actual parameters of the delivered Products are not in consistence with the reference indicators.

1.1.2	The reference quantity, total rated hashrate, unit price and total price of the Products are as follows:

;	Shipping Schedule	Reference Quantity	Total Rated Hashrate (T)	Price (US$/T)	Unit Price (US$)	Total Price (US$)
3	Not later than September 30,2022	[***]	[***]	[***]	[***]	[***]
4	Not later than October 31,2022	[***]	[***]	[***]	[***]	[***]

1.1.3	Total Price of the Products listed above:

Total Purchase Price (tax exclusive): US$[***]

Tax: US$[***]

Total Purchase Price (tax inclusive): US$[***]

1.2	Both Parties confirm and agree that Bitmain may adjust the total quantity based on the total hashrate, provided that the total hashrate of the Product(s) actually delivered by Bitmain to the Purchaser shall not be less than the total rated hashrate agreed in Article 1.1 of this Appendix E. Bitmain makes no representation that the quantity of the actually delivered Products shall be the same as the quantity set forth in Article 1.1 of this Appendix E.

1.3	For avoidance of doubt, both Parties confirm and agree that [***] Products of the total amount of reference quantity shall be delivered to the first carrier or the carrier designated by the Purchaser not later than September 30,2022 without regard to the batch numbers or unit price and so on. The remaining [***] Products shall be delivered to the first carrier or the carrier designated by the Purchaser not later than October 31,2022.

1.4	In the event that Bitmain publishes any new type of products with less J/T value and suspends the production of the type of the Products as agreed in this Agreement, Bitmain shall be entitled to release itself from any future obligation to deliver any subsequent Products by ten (10)-day prior notice to the Purchaser and continue to deliver new types of Products, the total rated hashrate of which shall be no less than such subsequent Products cancelled under this Agreement and the price of which shall be adjusted in accordance with the J/T value. In the event that the Purchaser explicitly refuses to accept the new types of Products, the Purchaser is entitled to request for a refund of the remaining balance of the Purchase Price already paid together with an interest at 0.0333% per day on such balance for the period from the next day following the payment date of such balance to the day immediately prior to the date of the request of such refund. If the Purchaser accepts the new types of Products delivered by Bitmain, Bitmain shall be obliged to deliver such new types of Products to fulfill its obligations under this Agreement. The Purchaser may request to lower the actual total hashrate of the Products delivered but shall not request to increase the actual total hashrate to the level exceeding the total rated hashrate as set out in this Agreement. After Bitmain publishes the new types of Products and if Bitmain has not suspended the production of the types of Products in accordance with this Agreement, Bitmain shall continue to deliver such agreed types of Products in accordance with this Agreement and the Purchaser shall not terminate this Agreement or refuse to accept the Products on the grounds that Bitmain has published new type(s) of Products.

2.	Cargo Insurance Coverage Limitations:

The cargo insurance coverage provided by Bitmain is subject to the following limitations and exceptions:

Exclusions:

-	loss damage or expense attributable to willful misconduct of the Assured

-	ordinary leakage, ordinary loss in weight or volume, or ordinary wear and tear of the subject-matter insured

-	loss damage or expenses caused by insufficiency or unsuitability of packing or preparation of the subject-matter insured (for the purpose of this Clause, “packing” shall be deemed to include stowage in a container or a liftvan but only when such stowage is carried out prior to attachment of this insurance or by the Assured or their servants)

-	loss damage or expense caused by inherent vice or nature of the subject-matter insured

-	loss damage or expense proximately caused by delay, even though the delay be caused by a risk insured against (except expenses payable)

-	loss damage or expense arising from insolvency or financial default of the owners, managers charterers or operators of the vessel

-	loss damage or expense arising from the use of any weapon of war employing atomic or nuclear fission, and/or fusion or other similar reaction or radioactive force or matter.

-	loss damage or expense arising from unseaworthiness of vessel or craft, unfitness of vessel craft conveyance container or liftvan for the safe carriage of the subject-matter insured, where the Assured or their servants are privy to such unseaworthiness or unfitness, at the time the subject-matter insured is loaded therein.

-	The Underwriters waive any breach of the implied warranties of seaworthiness of the ship and fitness of the ship to carry the subject-matter insured to destination, unless the Assured or their servants are privy to such unseaworthiness or unfitness.

-	Loss, damage or expense caused by (1) war, civil war, revolution, rebellion, insurrection, or civil strife arising therefrom, or any hostile acts by or against a belligerent power, (2) capture, seizure, arrest, restraint or detainment (piracy excepted), and the consequences thereof or any attempted threat, (3) derelict mines, torpedoes, bombs, or other derelict weapons of war.

-	Loss, damage, or expense caused by strikers, locked-out workmen, or persons taking part in labor disturbances, riots or civil commotion, resulting from strikes, lock-outs, labor disturbances, riots or civil commotions, caused by any terrorist or any person acting from a political motive.

3.	At any time prior to the delivery, Bitmain is entitled to, by written notice, request the Purchaser to enter into a separate purchase agreement and Bitmain and the Purchaser, if so requested, shall cooperate with Bitmain to enter into such purchase agreement, failing which Bitmain is entitled to request the Purchaser to continue to perform its obligations under this Agreement.